SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

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Bancorp Connecticut, Inc.

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BancorpConnecticut, Inc.
                                              Parent of Southington Savings Bank

April 17, 2002

RE:  2002 Annual Meeting of Shareholders - Postponed

Dear Shareholder:

On April 11, 2002, Bancorp Connecticut, Inc. announced that it had signed a definitive agreement with Banknorth Group, Inc. (NASDAQ: BKNG) under which Banknorth would acquire Bancorp Connecticut for $28.00 per share in cash. Banknorth Group, Inc., headquartered in Portland Maine, is one of the country's 35 largest commercial banking companies with total assets of $21.1 billion at December 31, 2001.

Pending this transaction, Bancorp Connecticut has postponed its Annual Meeting of Shareholders on April 23, 2002 so that shareholders could consider adoption of the proposed transaction at a meeting on a later date to be announced.

Bancorp Connecticut will be filing relevant documents concerning the merger with the Securities and Exchange Commission, including a proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Bancorp Connecticut will be available free of charge from the Secretary of Bancorp Connecticut (Phillip J. Mucha, Secretary, Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489, telephone (860) 628-0351). The directors and executive officers of Bancorp Connecticut may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of Bancorp Connecticut and ownership of Bancorp Connecticut common stock is set forth in Bancorp Connecticut's proxy statement dated March 25, 2002 as filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed acquisition when it becomes available. BANCORP CONNECTICUT INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

Sincerely,

/s/ Robert D. Morton
Robert D. Morton
Chairman, President & Chief Executive Officer

121 Main Street, Southington, Connecticut 06489-2533
Phone (860)628-0351   Fax (860)276-9429
http://www.bkct.com

BancorpConnecticut, Inc.
                                              Parent of Southington Savings Bank

FOR IMMEDIATE RELEASE	CONTACT:

P.J. MUCHA, CFO & TREASURER/SECRETARY
(860) 620-5244
R.D. MORTON, CHAIRMAN, PRESIDENT & CEO
(860) 620-6524

BANCORP CONNECTICUT, INC., REPORTS 5.2% FIRST QUARTER EARNINGS GAIN AND SETS QUARTERLY CASH DIVIDEND.
Southington, CT	April 18, 2002	(NASDAQ: BKCT)

          Bancorp Connecticut, Inc., the parent company of SSB (Southington Savings Bank) reported today that first quarter net income amounted to $2,452,000 or $0.45 per diluted share, an increase of 5.2% compared to $2,331,000 or $0.43 per diluted share, recorded in the first quarter of 2001. A higher base of earning assets and a 12.5% increase in net interest income were principally responsible for these operating results.

          In addition, the Company's Board of Directors voted to declare a quarterly cash dividend of $0.19 per share on its outstanding shares of common stock. This dividend will be payable on May 15, 2002 to shareholders of record on May 1, 2002.

          At the end of the first quarter, non-performing assets were $318,000 or 0.05% of total assets while non-performing loans totaled $310,000 on March 31, 2002. Credit quality remains exceedingly strong in an essentially flat economic environment.

          On a year-over-year basis, the Bank's total assets increased 8.3% to $676 million. Total loans amounted to $337 million on March 31, 2002 led by a 17.8% increase in commercial loans compared to a year ago. Deposits grew 10% over the same period and totaled $422 million at quarter-end.

          The Company announced on April 11, 2002 that it had signed a definitive agreement to be acquired for $28.00 per share in cash by Banknorth Group, Inc. based in Portland, Maine. Pending this transaction, Bancorp Connecticut, Inc. has postponed its annual meeting of shareholders which was scheduled for April 23, 2002 so that shareholders could consider adoption of the proposed transaction at a later date to be announced.

          Bancorp Connecticut, Inc. owns SSB (Southington Savings Bank). SSB, with total assets of $676 million, is the largest, full service, community-based commercial banking company headquartered in the state of Connecticut that provides business, consumer and financial-related money-management services to the greater central Connecticut region. Its stock symbol is BKCT and it is listed in the NASDAQ National Market and found in the financial section of various newspapers under Bancorp Connecticut, BcpCT, BanConn, or BncpCT.

Forward-Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, as well as assumptions that, if they never materialize or prove incorrect, could cause the results of the Company and the Bank to differ materially from those expressed or implied by such forward-looking statements. All statements other than statements of historical fact are forward-looking statements, including consummation of the acquisition of the Company by Banknorth Group, Inc., any projections of earnings, revenues, or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services, or developments; any statements regarding future economic conditions or performance; statements of belief and any statement of assumptions underlying any of the foregoing. The risks, uncertainties and assumptions referred to above include the general risks associated with the delivery of financial products and services, fluctuating investment returns, rapid technological changes, competition, as well as other risks that are described from time to time in the Company's filings with the Securities and Exchange Commission. The Company assumes no obligations to update these forward-looking statements.

Bancorp Connecticut will be filing relevant documents concerning the merger with the Securities and Exchange Commission, including a proxy statement. WE URGE INVESTORS TO READ THESE DOCUMENTS BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC's website, www.sec.gov. In addition, documents filed with the SEC by Bancorp Connecticut will be available free of charge from the Secretary of Bancorp Connecticut (Phillip J. Mucha, Secretary, Bancorp Connecticut, Inc., 121 Main Street, Southington, Connecticut 06489, telephone (860) 628-0351). The directors and executive officers of Bancorp Connecticut may be deemed to be participants in the solicitation of proxies to approve the merger. Information about the directors and executive officers of Bancorp Connecticut and ownership of Bancorp Connecticut common stock is set forth in Bancorp Connecticut's proxy statement dated March 25, 2002 as filed with the SEC. Additional information about the interests of those participants may be obtained from reading the definitive proxy statement regarding the proposed acquisition when it becomes available. BANCORP CONNECTICUT INVESTORS SHOULD READ THE PROXY STATEMENT AND OTHER DOCUMENTS TO BE FILED WITH THE SEC CAREFULLY BEFORE MAKING A DECISION CONCERNING THE MERGER.

121 Main Street, Southington, Connecticut 06489-2533
Phone (860)628-0351   Fax (860)276-9429
http://www.bkct.com

N E W S R E L E A S E	N A S D A Q : B K C T